                                                           Exhibit 15(a)(iii)(a)

                                                        DATED:  NOVEMBER 8, 1995
                                   EXHIBIT A
                                     TO THE
                      PARTICIPATING ORGANIZATION AGREEMENT
                BETWEEN BISYS FUND SERVICES LIMITED PARTNERSHIP
            (FORMERLY THE WINSBURY COMPANY LIMITED PARTNERSHIP) AND
                       FIRST OF AMERICA SECURITIES, INC.
                            DATED SEPTEMBER 21, 1994

NAME OF INVESTOR A FUND                                           FEE
-----------------------                                           ---
 1.  Parkstone U.S. Government Obligations Fund                  0.10%
 2.  Parkstone Tax-Free Fund                                     0.10%
 3.  Parkstone Prime Obligations Fund                            0.10%
 4.  Parkstone Treasury Fund                                     0.10%
 5.  Parkstone Municipal Investor Fund                           0.10%
 6.  Parkstone Equity Fund                                       0.25%
 7.  Parkstone Small Capitalization Fund                         0.25%
 8.  Parkstone High Income Equity Fund                           0.25%
 9.  Parkstone International Discovery Fund                      0.25%
10.  Parkstone Balanced Fund                                     0.25%
11.  Parkstone Bond Fund                                         0.25%
12.  Parkstone Limited Maturity Bond Fund                        0.25%
13.  Parkstone Michigan Municipal Bond Fund                      0.25%
14.  Parkstone Municipal Bond Fund                               0.25%
15.  Parkstone U.S. Government Income Fund                       0.25%
16.  Parkstone Intermediate Government Obligations Fund          0.25%
17.  Parkstone Large Capitalization Fund                         0.25%

  The Fees indicated above are subject to disclosure in the Prospectuses. The parties hereto agree that Fees payable shall be governed by such Prospectus disclosure notwithstanding any conflict with the figures set forth above.

                                         BISYS FUND SERVICES LIMITED
                                         PARTNERSHIP (formerly The Winsbury
                                         Company Limited Partnership)

                                         By:  BISYS FUND SERVICES, INC.
                                              General Partner


                                         /s/ Stephen G. Mintos
                                         -------------------------
                                         Stephen G. Mintos
                                         Executive Vice President

                                         FIRST OF AMERICA SECURITIES, INC.
                                         On behalf of itself and First of
                                         America Brokerage Service, Inc.


                                         By: /s/ Susan L. Currier
                                            -------------------------
                                            Susan L. Currier
                                            President & CEO